SCHEDULE 14C INFORMATION

             Information Statement Pursuant to Section 14(c) of the
              Securities Exchange Act of 1934 (Amendment No.   )

Check the appropriate box:
[ ]   Preliminary Information Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[X]   Definitive Information Statement

                           AXP Partners Series, Inc.
                 AXP Variable Portfolio - Partners Series, Inc.
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                (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required

[ ]   Fee computed on table below per Exchange Act Rules
      14c-5(g) and 0-11

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          pursuant to Exchange  Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined);

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[ ]   Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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

(logo)
American
  Express(R)
Funds

AXP(R) Partners
         Small Cap
                Value
                    Fund

AXP(R) VP - Partners
         Small Cap
                Value
                    Fund

901 Marquette Avenue South, Suite 2810
Minneapolis, MN 55402-3268

INFORMATION STATEMENT


(logo)
AMERICAN
 EXPRESS
(R)

(logo)
AMERICAN
 EXPRESS
(R)

American Express Funds
70100 AXP Financial Center
Minneapolis, MN 55474


May 28, 2004


Dear Shareholder:

Effective March 15, 2004, Third Avenue Management, LLC (Third Avenue), one of the subadvisers to AXP(R) Partners Small Cap Value Fund and AXP(R) VP - Partners Small Cap Value Fund, was replaced with three new subadvisers: Barrow, Hanley, Mewhinney & Strauss, Inc. (Barrow, Hanley); Donald Smith & Co. (Donald Smith) and Franklin Portfolio Associates, LLC (Franklin Portfolio). Royce & Associates, LLC (Royce), and Goldman Sachs Asset Management, LP (Goldman), continue their subadvisory role on a portion of the Fund.

All three firms new to the Fund -- Barrow, Hanley, Donald Smith and Franklin Portfolio -- offer strong and deep investment management teams committed to the small-cap value strategy, coupled with a consistent and repeatable investment process. These characteristics will help the Funds achieve their investment goal, which is to provide long-term capital appreciation through diversified exposure to small-cap stocks that may be trading at a temporary discount in the market.

American Express constantly seeks top talent in the investment industry to manage the American Express(R) Partners Funds -- giving investors the unique opportunity to benefit from the combination of prominent external money management and American Express Funds services. Each of the new subadvisers has more than 20 years of portfolio management experience. The analytical and management talent of these firms, combined with that of Royce and Goldman, forms an investment team that should benefit you in the long term.

Thank you for investing in American Express(R) Funds. Please consult with your financial advisor for further information regarding your investment.

Sincerely,


/s/ Paula R. Meyer

President - American Express Funds

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2 -- AXP PARTNERS SMALL CAP VALUE FUND/ AXP VP - PARTNERS SMALL CAP VALUE FUND
     INFORMATION STATEMENT

INFORMATION STATEMENT

This information statement is being provided to the shareholders of AXP Partners Small Cap Value Fund and AXP VP - Partners Small Cap Value Fund (each a "Fund" and together the "Funds") in lieu of a proxy statement, pursuant to the terms of an exemptive order that the Funds have received from the Securities and Exchange Commission. This exemptive order permits American Express Financial Corporation ("AEFC"), subject to approval of the Board of Directors (the "Board"), to select the subadviser AEFC believes to be best suited to achieve each Fund's investment objective. For example, a Fund may exercise this authority in order to hire an additional subadviser, to replace a subadviser or if there is a change in control of a subadviser. We Are Not Asking You For A Proxy And You Are Requested Not To Send Us A Proxy.


This information statement is being mailed to shareholders of the Funds on or about May 28, 2004.


THE FUNDS AND THEIR MANAGEMENT AGREEMENTS

AXP Partners Small Cap Value Fund is a series of AXP Partners Series, Inc. AXP VP - Partners Small Cap Value Fund is a series of AXP VP - Partners Series, Inc. Each Corporation has entered into an Investment Management Services Agreement (the "IMS Agreement") with AEFC dated Dec. 1, 2002. AEFC selects subadvisers to manage the investment portfolio of the Fund, reviews and monitors the performance of these subadvisers on an ongoing basis and recommends changes to subadvisers as appropriate. AEFC, subject to the approval of the Board, also is responsible for allocating assets among subadvisers if a Fund has more than one subadviser. As compensation for its services, AEFC receives a management fee from the Fund and AEFC is responsible for payment of all fees to the subadvisers. Your Fund, therefore, pays no fees directly to the subadvisers.

AEFC recommends subadvisers to the Board based on AEFC's continuing evaluation of the subadvisers' skills in managing assets pursuant to specific investment styles and strategies. Short-term investment performance, by itself, is not a significant factor in selecting or terminating a subadviser and AEFC does not expect to recommend frequent changes in subadvisers.

Each subadviser serves pursuant to a separate subadvisory agreement (each a "Subadvisory Agreement"). The subadvisers do not provide any services to the Fund under the Subadvisory Agreements except portfolio investment management and related record-keeping services. However, in accordance with procedures adopted by the Board, a subadviser or its affiliated broker-dealer, may execute portfolio transactions for a Fund and receive brokerage commissions in connection with those transactions as permitted by Section 17(e) of the Investment Company Act of 1940, as amended (the "1940 Act"). A subadviser is allowed to use soft dollar arrangements, in which brokers provide research to a fund or its investment adviser in return for allocating fund brokerage, provided that the subadviser's procedures are acceptable to AEFC and consistent with Board and AEFC policies.

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3 -- AXP PARTNERS SMALL CAP VALUE FUND/ AXP VP - PARTNERS SMALL CAP VALUE FUND
     INFORMATION STATEMENT

                            DONALD SMITH & CO., INC.

                        FRANKLIN PORTFOLIO ASSOCIATES LLC

                    BARROW, HANLEY, MEWHINNEY & STRAUSS, INC.

                       AND THE NEW SUBADVISORY AGREEMENTS

Prior to March 12, 2004, a portion of each Fund's assets was managed by Third Avenue Management LLC ("Third Avenue"). At a meeting of the Executive Committee of the Board, held on Dec. 9, 2003, the Committee approved the recommendation of AEFC to accept the resignation of Third Avenue and to approve new Subadvisory Agreements with Donald Smith & Co., Inc. ("Donald Smith"), Franklin Portfolio Associates LLC ("Franklin Portfolio"), and Barrow, Hanley, Mewhinney & Strauss, Inc. ("Barrow, Hanley"), which became effective on March 12, 2004.


The recommendation to replace Third Avenue with Donald Smith, Franklin Portfolio, and Barrow, Hanley was made by AEFC in the ordinary course of its ongoing evaluation of the subadvisers' performance and investment strategy and after extensive research of numerous candidate firms and analysis of each candidate's people, philosophy, investment process and long-term performance record. The recommendation to hire Donald Smith, Franklin Portfolio, and Barrow, Hanley was based on AEFC's belief that Donald Smith, Franklin Portfolio, and Barrow, Hanley each have a demonstrated ability to manage assets and manage overall risk of a portfolio and each would be appropriately suited to co-manage the Funds with the Funds' other subadvisers.


Under the IMS Agreement, each Fund pays AEFC a fee as follows:

AXP Partners Small Cap Value
Assets (billions)                                Annual rate at each asset level
First  $0.25                                                 0.970%
Next    0.25                                                 0.945
Next    0.25                                                 0.920
Next    0.25                                                 0.895
Over    1.00                                                 0.870

AXP VP - Partners Small Cap Value
Assets (billions)                                Annual rate at each asset level
First  $0.25                                                 1.020%
Next    0.25                                                 1.000
Next    0.25                                                 0.980
Next    0.25                                                 0.960
Next    1.00                                                 0.940
Over    2.00                                                 0.920

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4 -- AXP PARTNERS SMALL CAP VALUE FUND/ AXP VP - PARTNERS SMALL CAP VALUE FUND
     INFORMATION STATEMENT

The table above represents the fee paid by the Fund to AEFC. AEFC, in turn, will pay the subadvisers out of its own assets at the following rates:

o Donald Smith: 0.60% on the first $175 million reducing to 0.55% over $175 million.

o Franklin Portfolio: 0.60% on the first $100 million reducing to 0.55% over $100 million.

o Barrow, Hanley: 1.00% on the first $10 million reducing to 0.30% over $200 million.

The fee paid by AEFC to Third Avenue was 0.50% on the first $100 million, gradually reducing to 0.40% over $200 million. For the last fiscal year, the following fees were paid to AEFC and to Third Avenue.

                                                                     Fees paid
                                                   Fees paid         by AEFC to
                                             by the Fund to AEFC*   Third Avenue
AXP Partners Small Cap Value
(fiscal year ended 5/31/2003)                   $5,539,260           $947,437

AXP VP - Partners Small Cap Value
(fiscal year ended 8/31/2003)                   $  876,649           $125,228

* AEFC uses these fees to pay all five subadvisers.

The following represents payments made to M.J. Whitman LLC, an affiliate of Third Avenue:

                                                                 Percentage of
                                                Aggregate          aggregate
                                                amount to       commissions paid
                                                affiliate*       to affiliate**
AXP Partners Small Cap Value                    $266,773             9.25%
AXP VP - Partners Small Cap Value               $ 24,545             5.94%

 * Net of reimbursement paid by affiliate to the Fund.

** Adjusted for reimbursement paid by affiliate to the Fund.

Other than the identity of the subadviser, the fee schedule and the effective and renewal dates, there are no material differences between the Third Avenue Subadvisory Agreement and the Donald Smith, Franklin Portfolio, and Barrow, Hanley Subadvisory Agreements.

INFORMATION ABOUT DONALD SMITH

Donald Smith was formed in 1975 as Home Portfolio Advisors, Inc. The name and ownership of Home Portfolio Advisors, Inc. was changed to its present form in 1983. Donald Smith is a registered investment adviser since 1975, specializing in managing value equity accounts for large tax-exempt and taxable funds. As of March 31, 2004, Donald Smith had approximately $2 billion in assets under management. Donald Smith, with principal offices at 152 West 57th Street, 22nd Floor, New York, NY 10019, is 100% employee-owned. For information on the principal executive officers and directors, please see attachment A.

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5 -- AXP PARTNERS SMALL CAP VALUE FUND/ AXP VP - PARTNERS SMALL CAP VALUE FUND
     INFORMATION STATEMENT

INFORMATION ABOUT FRANKLIN PORTFOLIO

Franklin Portfolio, a subsidiary of Mellon Financial Corporation, was founded in 1982. Franklin manages assets on behalf of institutional clients including corporate pension plans, public pension plans, Taft Hartley pension plans, Endowments/Foundations as well as several sub-advisory assignments for mutual funds. As of March 31, 2004, Franklin Portfolio had approximately $21 billion in assets under management. Franklin Portfolio's principal offices are located at Two International Place, 22nd Floor, Boston, MA, 02110.

The following table provides information on the principal executive officers and directors of Franklin Portfolio.

Name                                             Title and Principal Occupation
Paul F. Healey              Chief Operating Officer and Executive Vice President
John S. Cone            Chief Executive Officer, President and Portfolio Manager
Michael F. Dunn                      Senior Vice President and Portfolio Manager
Oliver Buckley                       Senior Vice President and Portfolio Manager
Ian Arvin                                   Vice President and Portfolio Manager
Kristin Crawford                            Vice President and Portfolio Manager

INFORMATION ABOUT BARROW, HANLEY

Barrow, Hanley was founded in 1979. As of March 31, 2004, Barrow, Hanley had approximately $34.4 billion in assets under management. Barrow, Hanley, with principal offices at 3232 McKinney Avenue, 15th Floor, Dallas, TX, 75204, is an independent-operated subsidiary of Old Mutual Asset Management (US) group of companies. The following table provides information on the principal executive officers and directors of Barrow, Hanley.

Name                                             Title and Principal Occupation
James P. Barrow                         President, Partner and Portfolio Manager
J. Ray Nixon                            Principal, Partner and Portfolio Manager

In evaluating the recommendation to hire Donald Smith as a subadviser for the Funds, the Board considered, among other factors:

o The favorable history, reputation, qualification and background of the subadviser, as well as the qualifications of its personnel and its financial condition.

o The expertise that the subadviser offers in providing portfolio management services to other similar portfolios and the performance history of those portfolios.

o    The subadvisers' proposed investment strategy for the Funds.

o The subadvisers' long- and short-term performance relative to comparable mutual funds and unmanaged indexes.

o    The investment management fee paid by Funds shareholders will not change.

In evaluating the recommendation to hire Franklin Portfolio as a subadviser for the Funds, the Board considered, among other factors:

o The favorable history, reputation, qualification and background of the subadviser, as well as the qualifications of its personnel and its financial condition.

o The expertise that the subadviser offers in providing portfolio management services to other similar portfolios and the performance history of those portfolios.

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6 -- AXP PARTNERS SMALL CAP VALUE FUND/ AXP VP - PARTNERS SMALL CAP VALUE FUND
     INFORMATION STATEMENT

o    The subadvisers' proposed investment strategy for the Funds.

o The subadvisers' long- and short-term performance relative to comparable mutual funds and unmanaged indexes.

o    The investment management fee paid by Funds' shareholders will not change.

In evaluating the recommendation to hire Barrow, Hanley as a subadviser for the Funds, the Board considered, among other factors:

o The favorable history, reputation, qualification and background of the subadviser, as well as the qualifications of its personnel and its financial condition.

o The expertise that the subadviser offers in providing portfolio management services to other similar portfolios and the performance history of those portfolios.

o    The subadvisers' proposed investment strategy for the Funds.

o The subadvisers' long- and short-term performance relative to comparable mutual funds and unmanaged indexes.

o    The investment management fee paid by Funds' shareholders will not change.

The terms of the Subadvisory Agreements are consistent with the language of the registration statements of the Funds and the IMS Agreement between each Fund and AEFC.

Based on the foregoing analysis, the Board concluded that the approval of each Subadvisory Agreement is in the best interests of each Fund and its shareholders.

AEFC, subject to the approval of the Board, decides the proportion of Fund assets to be managed by each subadviser and may change these proportions at any time. Currently, AEFC anticipates allocating assets so that each subadviser manages approximately one-fifth of each Fund. As of March 31, 2004, the Funds' assets were managed as follows:

                                                     Donald   Franklin  Barrow,
                                     Royce  Goldman   Smith   Portfolio  Hanley
AXP Partners Small Cap Value          43%     26%      10%       11%       10%
AXP VP - Partners Small Cap Value     39%     33%      10%        9%        9%

FINANCIAL INFORMATION

The Funds' most recent annual report and semiannual report are available on request, without charge, by writing to 70100 AXP Financial Center, Minneapolis, Minnesota 55474 or calling (800) 862-7919, or via the website at www.americanexpress.com.

RECORD OF BENEFICIAL OWNERSHIP

For AXP Partners Small Cap Value Fund, as of the record date of March 31, 2004, clients of Charles Schwab & Co., Inc., a brokerage firm, held 20.17% of Class A shares and 50.24% of Class Y shares.

For AXP VP - Partners Small Cap Value Fund, as of the record date of March 31, 2004, separate accounts of IDS Life Insurance Company, IDS Life Insurance Company of New York, American Centurion Life Assurance Company, and American Enterprise Life Insurance Company owned 100% of the outstanding shares.

As of March 31, 2004, Board members and officers of each Fund as a group owned less than 1% of the outstanding shares of the Fund.

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7 -- AXP PARTNERS SMALL CAP VALUE FUND/ AXP VP - PARTNERS SMALL CAP VALUE FUND
     INFORMATION STATEMENT

SHAREHOLDER PROPOSALS

The Funds are not required to hold regular meetings of shareholders each year. Meetings of shareholders are held from time to time and shareholder proposals intended to be presented at future meetings must be submitted in writing to the Funds in reasonable time prior to the solicitation of proxies for the meeting.


May 28, 2004


By Order of the Board of Directors

Leslie L. Ogg, Secretary

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8 -- AXP PARTNERS SMALL CAP VALUE FUND/ AXP VP - PARTNERS SMALL CAP VALUE FUND
     INFORMATION STATEMENT

Attachment A

Donald G. Smith, President, Portfolio Manager

Chief Investment Officer. With Donald Smith since 1980. Don has devoted his entire career to all aspects of the investment business that support the management of client portfolios. He began his career as an analyst with Capital Research Company. He subsequently became a Director, Vice President and portfolio manager of Capital Guardian Trust Co. In 1980, Don accepted the responsibility of Chief Investment Officer of Home Insurance Company and President of Home Portfolio Advisors, Inc., which he bought in 1983 and changed the name to Donald Smith & Co., Inc.

Don was awarded a BS in Finance and Accounting by the University of Illinois, an MBA by Harvard University and a Doctorate of Jurisprudence (JD) from UCLA Law School and was admitted to the Bar Association of California.

Richard L. Greenberg, CFA, Vice-President, Portfolio Manager

Senior Portfolio Manager/Analyst. With Donald Smith since 1981. Rich began his investment industry career at Home Insurance Co. as an industry analyst, focusing primarily on the metals, banking and housing sectors. Rich graduated Phi Beta Kappa from SUNY (Binghamton) with a BA in psychology, and received his MBA from Wharton Business School. Rich is a Chartered Financial Analyst.

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9 -- AXP PARTNERS SMALL CAP VALUE FUND/ AXP VP - PARTNERS SMALL CAP VALUE FUND
     INFORMATION STATEMENT

AXP Partners Small Cap Value Fund
AXP VP - Partners Small Cap Value Fund
70100 AXP Financial Center
Minneapolis, MN 55474




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(logo)
AMERICAN
 EXPRESS
(R)
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                                                                 S-6311 A (5/04)